UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2017

Citius Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-206903	27-3425913
(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (908) 967-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Explanatory Note

On June 27, 2017, Citius Pharmaceuticals, Inc. (the “Company”) filed a Current Report on Form 8-K dated June 23, 2017 (the “Original 8-K”) to report the entry into a convertible future advance promissory note in favor of Leonard Mazur, the Executive Chairman and Secretary and a director of the Company, in the principal amount of up to $1,000,000 (the “Bridge Note”). This Amendment No. 1 to the Original 8-K (this “Amendment”) is being filed solely for the purpose of amending the Original 8-K to correct the amount outstanding under the Bridge Note. The Original 8-K erroneously stated that $590,000 is outstanding under the Bridge Note as of June 27, 2017. The correct amount outstanding under the Bridge Note is $410,000 as of June 27, 2017.

The other terms set forth in the description of the Bridge Note included in the Original 8-K and the Form of Bridge Note filed as Exhibit 10.1 to the Company’s Form 10-Q for the fiscal quarter ended March 31, 2017 are incorporated by reference herein.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIUS PHARMACEUTICALS, INC.

Date: June 30, 2017	By:	/s/ Myron Holubiak
Myron Holubiak
President and Chief Executive Officer

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